Snowflake Appoints Brian Robins as Chief Financial Officer

No-Headquarters/BOZEMAN, Mont. – September 3, 2025 – Snowflake (NYSE: SNOW), the AI Data Cloud company, today announced that Brian Robins is joining the company as Chief Financial Officer, effective September 22. In this role, Mr. Robins will be responsible for shaping Snowflake’s financial strategies to support its growth and long-term health, and will lead the global finance organization, including planning, treasury, tax, reporting, and investor relations. Snowflake also announced that Mike Scarpelli is retiring as Chief Financial Officer, effective September 22. Mr. Scarpelli will stay a Snowflake employee for a period of time to support continuity and a smooth transition, then will take on an advisory role at Snowflake.

"We're incredibly confident in our next chapter of growth with Brian taking the helm as our new Chief Financial Officer,” said Sridhar Ramaswamy, CEO of Snowflake. “Brian’s deep commitment to operational rigor and long-term high growth aligns perfectly with the strategic direction of Snowflake. We have an enormous opportunity ahead of us and he'll be an invaluable partner in our mission to empower every enterprise with data and AI. I would also like to thank Mike for his years of service and deep impact on Snowflake."

“Snowflake is at the center of the AI revolution, and I couldn't be more excited to join the team," Mr. Robins said. “The work Snowflake is doing to empower organizations around the world with data and AI is transformational. I am thrilled to be a part of this hyper-growth phase and am committed to helping the company scale efficiently to achieve its vision."

Mr. Robins has served as Chief Financial Officer of GitLab Inc. (GitLab), a technology company, since October 2020, he is responsible for GitLab's financial, data and business systems functions, including accounting, tax, treasury, corporate finance and investor relations. Prior to GitLab, Mr. Robins was CFO of Sisense, Cylance, AlienVault, and Verisign (VRSN), a Nasdaq listed company. He currently serves on the GitLab Foundation Board of Directors and the Board of Directors of ID.me as a member and as audit committee chair. Mr. Robins is a special advisor at Brighton Park Capital, L.P. and on the Advisory Council at ForgePoint Capital Cybersecurity.

Mr. Robins holds a B.S. degree in Finance from Lipscomb University and an M.B.A from Vanderbilt University.

Forward-Looking Statements
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About Snowflake
Snowflake is the platform for the AI era, making it easy for enterprises to innovate faster and get more value from data. More than 12,000 customers around the globe, including hundreds of the world’s largest companies, use Snowflake’s AI Data Cloud to build, use and share data, applications and AI. With Snowflake, data and AI are transformative for everyone. Learn more at snowflake.com (NYSE: SNOW).

Media Contact
Eszter Szikora
Global PR, Snowflake
press@snowflake.com

Source: Snowflake Inc.